                                                                   EXHIBIT 10.17


                           FIVE-YEAR CREDIT AGREEMENT

                            Dated as of March 2, 1999

                  TELECOMUNICACIONES DE PUERTO RICO, INC., a Puerto Rico corporation (the "Borrower"), PUERTO RICO TELEPHONE COMPANY, INC., a Puerto Rico corporation ("Wireline"), and CELULARES TELEFONICA, INC., a Puerto Rico corporation ("Wireless" and, collectively with Wireline, the "Guarantors"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, Citibank, N.A. ("Citibank"), as administrative agent (in such capacity, the "Agent") for the Lenders (as hereinafter defined), Bank of America National Trust and Savings Association, as syndication agent, and The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as documentation agents, agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Advance" means a Revolving Credit Advance or a Competitive Bid Advance.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Agent's Account" means the account of the Agent maintained by the Agent at Citibank with its office at 399 Park Avenue, New York, New York 10043, Account No. 36852248, Attention: Loan Investor Services.

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of
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                                       2


         a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

                  "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Performance Level in effect on such date as set forth below:


   Performance Level     Applicable Margin      Applicable Margin      Applicable Margin for
                           for Base Rate       for Eurodollar Rate    Eurodollar Rate Advances
                             Advances               Advances
                                               Utilization of 50%      Utilization of greater
                                                     or less                  than 50%
   Level 1                     0.000%               0.200%                   0.350%

   Level 2                     0.000%               0.325%                   0.475%

   Level 3                     0.000%               0.575%                   0.725%

   Level 4A                    0.000%               0.900%                   1.050%

   Level 4B                    0.000%               0.950%                   1.150%

   Level 5                     0.000%               1.150%                   1.400%

   Level 6                     0.000%               1.550%                   1.800%

                  "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Performance Level in effect on such date as set forth below:

            Performance Level           Applicable Percentage
            Level 1                                 0.100%
            Level 2                                 0.125%
            Level 3                                 0.150%
            Level 4A                                0.200%
            Level 4B                                0.250%

            Level 5                                 0.350%
            Level 6                                 0.450%

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a) the rate of interest announced publicly by
                  Citibank in New York, New York, from time to time, as Citibank's base rate that is offered to its customers generally (before giving effect to any applicable margin); and

                           (b) 1/2 of one percent per annum above the Federal
                  Funds Rate.

                  "Base Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(i).

                  "Borrower" has the meaning specified in the recital of parties.

                  "Borrower's Account" means the account of the Borrower maintained by the Borrower at Citibank with its office at 399 Park Avenue, New York, New York 10043, Account No. 4078-8269.

                  "Borrowing" means a Revolving Credit Borrowing or a Competitive Bid Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City or San Juan, Puerto Rico, provided that, if the applicable Business Day relates to any Eurodollar Rate Advances or LIBO Rate Advances, "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City or San Juan, Puerto Rico and on which dealings are carried on in the London interbank market.

                  "Commitment" has the meaning specified in Section 2.01.
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                                       4

                  "Competitive Bid Advance" means an advance by a Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

                  "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

                  "Competitive Bid Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

                  "Competitive Bid Reduction" has the meaning specified in
         Section 2.01.

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Controlling Interest" means (a) on and prior to the third anniversary of the date of the initial Borrowing, ownership of at least 40.01% plus one share, and thereafter, ownership of at least 35% plus one share, of the Voting Stock of the Borrower and (b) the ability to appoint a majority of the Board of Directors of the Borrower.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.08 or 2.09.

                  "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business for which collection proceedings have not been commenced, provided that trade payables for which collection proceedings have commenced shall not be included in the term "Debt" so long as the payment of such trade payables is being contested in good faith and by proper proceedings and for which appropriate reserves are being maintained), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other similar title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee
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                                       5

         under leases that have been, in accordance with GAAP, recorded as capital leases, (f) all obligations of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all net obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause
         (i) below guaranteed directly, or indirectly through a Subsidiary, by such Person, or in effect guaranteed directly, or indirectly through a Subsidiary, by such Person through a written agreement either (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt or (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

                  "Debt to EBITDA Ratio" of any Person at any date means the ratio of (a) Debt of the types that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person on such date to (b) EBITDA for the period of four fiscal quarters of such Person or its predecessor entities ended on or immediately prior to such date, provided that for purposes of clause
         (a) of this definition, Debt shall not include (1) the obligations specified in clause (g) of the definition thereof set forth above or
         (2) with respect to the Borrower, any obligations which may be assumed by the Borrower for guaranties of any indebtedness of the Borrower's employee stock ownership plan up to an aggregate principal amount of $26,100,000.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Disclosed Litigation" has the meaning specified in Section 3.01(c).

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "EBITDA" means the sum, determined on a Consolidated basis, of the Borrower's (i) net income (or net loss), (ii) interest expense,
         (iii) income tax expense, (iv) depreciation expense, (v) amortization expense and (vi) non-cash severance charges
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                                       6

         in an aggregate amount not to exceed $120,000,000 in calendar year 1999, $30,000,000 in calendar year 2001 and $40,000,000 in calendar year 2002.

                  "EBITDA to Interest Ratio" of any Person on any date means the ratio of (a) EBITDA for the period of four fiscal quarters of such Person or its predecessor entities ended on or immediately prior to such date to (b) interest payable on, and amortization of debt discount in respect of, all Debt of such Person for the period of four fiscal quarters of such Person or its predecessor entities ended on or immediately prior to such date, provided that for purposes of clause
         (b) of this definition, Debt shall not include the obligations specified in clause (g) of the definition thereof set forth above.

                  "Effective Date" has the meaning specified in Section 3.01.

                  "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender that is a financial institution and is majority-owned by such Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, or the Commonwealth of Puerto Rico, and having total assets in excess of $5,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, or the Commonwealth of Puerto Rico, and having total assets in excess of $5,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000 so long as such bank is acting through a branch or agency located in the Commonwealth of Puerto Rico, the United States or in the country in which it is organized or another country that is described in this clause (v); (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; or (vii) any other Person approved by the Agent and, so long as no Default has occurred and is continuing, the Borrower, such approval not to be unreasonably withheld; provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Loan Parties' controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA Event" means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to
         Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any of the Loan Parties or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any of the Loan Parties or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
         (f) the imposition of a lien under Section 302(f) of ERISA with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
         (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that is reasonably expected to result in the termination of, or the appointment of a trustee to administer, a Plan.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to such Reference Bank's pro rata share of the contemplated Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                  "Eurodollar Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(ii).

                  "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fixed Rate Advances" has the meaning specified in Section 2.03(a)(i).

                  "GAAP" means (a) in the case of the preparation of all financial reporting requirements, generally accepted accounting principles in the United States, as in effect from time to time, and
         (b) in the case of the calculation, certification and compliance with all financial tests and covenants, generally accepted accounting principles in the United States, as in effect on the date of the financial statements delivered to each Lender in accordance with
         Section 4.01(e), in each case applied on a consistent basis both as to classification of items and amounts.

                  "GITI" means GTE International Telecommunications Incorporated, a Delaware corporation.

                  "GTE" means GTE Corporation, a New York corporation, or its successor.

                  "Guaranteed Obligations" has the meaning specified in Section 7.01.

                  "Guaranty" has the meaning specified in Section 7.01.

                  "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

                  "Information Memorandum" means the information memorandum dated January 27, 1999 used by the Agent in connection with the syndication of the Commitments.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (i) the Borrower may not select any Interest Period
                  that ends after the Termination Date;

                           (ii) Interest Periods commencing on the same date for
                  Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

                           (iii) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (iv) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 9.07.

                  "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered to the principal office of each of the Reference Banks in London, England by prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be such Reference Bank's ratable share of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                  "LIBO Rate Advances" has the meaning specified in Section 2.03(a)(i).

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind.

                  "Loan Party" means each of the Borrower and the Guarantors.

                  "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any Loan Party and its Subsidiaries taken as a whole.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the ability of any Loan Party to conduct its business on substantially the same basis as conducted on the Effective Date or (b) the ability of any Loan Party to service its Debt obligations on a timely basis.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than such Loan Party and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Note" means a Revolving Credit Note or a Competitive Bid
         Note.

                  "Notice of Competitive Bid Borrowing" has the meaning specified in Section 2.03(a)(i).

                  "Notice of Revolving Credit Borrowing" has the meaning specified in Section 2.02(a).

                  "Other Taxes" has the meaning specified in Section 2.14(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Performance Level" means, as of any date of determination, the level set forth below as then in effect for the Borrower, as determined in accordance with the following provisions of this definition:

                 Level 1: Public Debt Rating of at least A- by S&P or A3 by Moody's.

                 Level 2: Public Debt Rating of lower than Level 1 but at least BBB+ by S&P or Baa1 by Moody's.

                 Level 3: Public Debt Rating of lower than Level 2 but at least BBB by S&P or Baa2 by Moody's.

                 Level 4A: Public Debt Rating of lower than Level 3 but at least
                           BBB- by S&P and Baa3 by Moody's; or, if no Public Debt Rating is available, a Debt to EBITDA Ratio of 3.5:1.0 or less.

                 Level 4B: Public Debt Rating of lower than Level 3 but at least
                           BBB- by S&P or Baa3 by Moody's; or, if no Public Debt Rating is available, a Debt to EBITDA Ratio of greater than 3.5:1.0 but less than or equal to 3.7:1.0.

                  Level 5: Public Debt Rating of lower than Level 4B but at
                           least BB+ by S&P and Ba1 by Moody's; or, if a Public Debt Rating is not available from both S&P and Moody's, a Debt to EBITDA Ratio of greater than 3.7:1.00 but less than or equal to 3.9:1.0.

                  Level 6: Public Debt Rating of lower than Level 5; or, if a
                           Public Debt Rating is not available from both S&P and Moody's, a Debt to EBITDA Ratio of greater than 3.9:1.0.

                  For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Performance Level for Levels 1, 2, 3 and 4B shall be determined by reference to the available rating, (b) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Performance Level for Levels 5 and 6 shall be determined by reference to the Debt to EBITDA Ratio and (c) if the Public Debt Ratings established by S&P and Moody's shall fall within different Performance Levels for Levels 1, 2, 3 and 4B, the Performance Level shall be based upon the higher rating unless such Public Debt Ratings differ by two or more levels, in which case the rating one level higher than the lower rating level will apply.

                  "Permitted Liens" means, with respect to any Person, (a) Liens for taxes, assessments and governmental charges and levies to the extent not required to be paid under Section 5.01(b) hereof; (b) pledges or deposits to secure obligations under workers' compensation laws or similar legislation; (c) pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which such Person is a party; (d) deposits to secure public or statutory obligations of such Person; (e) materialmen's, mechanics', carriers', workers', repairmen's or other like Liens in the ordinary course of business, or deposits to obtain the release of such Liens to the extent such Liens, in the aggregate, would not have a Material Adverse Effect; (f) deposits to secure surety and appeal bonds to which such Person is a party; (g) other pledges or deposits for similar purposes in the ordinary course of business; (h) Liens created by or resulting from any litigation or legal proceeding which at the time is currently being contested in good faith by appropriate proceedings; (i) leases made, or existing on property acquired, in the ordinary course of business; (j) landlord's Liens under leases to which such Person is a party; (k) zoning restrictions, easements, licenses, and restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the operation of the business of such Person or the value of such property for the purpose of such business; and (l) bankers' liens, rights of set-off or analogous rights granted or arising by operation of law to any deposits held by or other indebtedness owing by any lender or any affiliate thereof to or for the credit or account of such Person.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Public Debt Rating" means, as of any date, the rating that has been most recently announced by any of S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing, (a) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (b) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                  "Purchase" means the acquisition by GITI, directly or indirectly, of the Controlling Interest.

                  "Reference Banks" means initially, Citibank, Bank of America National Trust and Savings Association, The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York or, if less than three of such banks are able to furnish timely information in accordance with
         Section 2.08, any other commercial bank designated by the Borrower and approved by the Required Lenders as constituting a "Reference Bank" hereunder.

                  "Register" has the meaning specified in Section 9.07(d).

                  "Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Revolving Credit

         Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments.

                  "Revolving Credit Advance" means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

                  "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

                  "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "Shareholders Agreement" means the Shareholders Agreement as defined in the Stock Purchase Agreement, as amended from time to time.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability after taking into account any indemnification pursuant to the terms of the Stock Purchase Agreement and any other agreements entered into in connection therewith.

                  "Special Dividend" has the meaning specified in Section 2.16.

                  "Stock Purchase Agreement" means the Amended and Restated Stock Purchase Agreement dated as of May 27, 1998, as amended and restated as of July 21, 1998 and as further amended from time to time on or before the Effective Date, among Puerto Rico Telephone Authority, Puerto Rico Telephone Company, Inc., GTE Holdings (Puerto Rico) LLC and GITI.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Taxes" has the meaning specified in Section 2.14(a).

                  "Termination Date" means the earlier of the date that is five years after the date of this Agreement (but in no event later than March 30, 2004) and the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

                  "Utilization" refers to the aggregate principal amount of Advances outstanding as a percentage of the aggregate Commitments.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

            SECTION 1.03. Accounting Terms. All terms of an accounting or financial nature not specifically defined herein shall be construed in accordance with GAAP.

                                   Article II

                        AMOUNTS AND TERMS OF THE ADVANCES


            SECTION 2.01. The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d), as such amount may be reduced pursuant to Section 2.05 (such Lender's "Commitment"), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "Competitive Bid Reduction"), and provided further that any Competitive Bid Advance made by a Lender shall not reduce such Lender's obligation to lend its pro rata share of the remaining undrawn Commitments. Each Revolving Credit Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of this Section 2.01, the Borrower may borrow under this Section 2.01, prepay pursuant to
Section 2.10 and reborrow under this Section 2.01.


            SECTION 2.02. Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, or the Business Day of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and
(iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 12:00 noon (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Borrower's Account.

            (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than twelve separate Revolving Credit Borrowings.

            (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

            (d) Unless the Agent shall have received notice from a Lender prior to the time of any Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to

Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement and the Borrower shall be relieved of its obligations to repay such amount under this Section 2.02(d).

            (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

            SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the Effective Date until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Competitive Bid Reduction).

     (i) The Borrower may request a Competitive Bid Borrowing under this Section
     2.03 by delivering to the Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (v) date of such proposed Competitive Bid Borrowing, (w) aggregate amount of such proposed Competitive Bid Borrowing, (x) (i) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period and maturity date for repayment of each LIBO Rate Advance to be made as part of such Competitive Bid Borrowing or (ii) in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 7 days after the date of such Competitive Bid Borrowing or later than the Termination Date), (y) interest payment date or dates relating thereto, and (z) other terms, including the terms applicable to prepayment thereof, if any, to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and (B) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders are to be based on the LIBO Rate (the Advances comprising such Competitive Bid Borrowing being referred to herein as "LIBO Rate Advances"). Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower. The Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

         (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 10:00 A.M. (New York City time) two Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

         (iii) The Borrower shall, in turn, before 10:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, and before 11:00 A.M. (New York City time) two Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

                  (x) cancel such Competitive Bid Borrowing by giving the Agent notice to that effect, or

                  (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above (provided that the Borrower may not accept bids in excess of the aggregate amount of such Competitive Bid Borrowing), in its sole discretion, by giving notice to the Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect. The Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

         (iv) If the Borrower notifies the Agent that such Competitive Bid Borrowing is canceled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

         (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in
     Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Borrower's Account. Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

                  (vi) If the Borrower notifies the Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph
         (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

                  (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

                  (c) Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this
Section 2.03, provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

                  (d) The Borrower shall repay to the Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance (i) unless, and then only on the terms, specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance or (ii) as required pursuant to Section 2.10(b).

          (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

                  (f) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance.

                  SECTION 2.04. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the Effective Date in the case of each Initial Lender and from the later of the Effective Date and the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 1999, and on the Termination Date.

                  (b) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

                  SECTION 2.05. Optional Termination or Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and provided further that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances then outstanding.

                  SECTION 2.06. Repayment of Revolving Credit Advances. The Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

                  SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus
         (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance, plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrower shall pay interest on (i) the unpaid principal amount of each Revolving Credit Advance owing to each Lender, payable in arrears on the dates referred to in clause
(a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

         SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate and each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

         (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

         (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

         (e) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

         (f) If fewer than two Reference Banks determine and furnish timely information to the Agent for determining the Eurodollar Rate or LIBO Rate for any Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

                  (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

                  (ii) with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                  (iii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.09. Optional Conversion of Revolving Credit Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.08 and 2.12, Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances and any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than $10,000,000. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  SECTION 2.10. Optional Prepayments of Revolving Credit Advances. The Borrower may, upon notice not later than 11:00 A.M. (New York City time) for Base Rate Advances and upon at least two Business Days' notice to the Agent for Eurodollar Rate Advances stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

                  SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any written guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or LIBO Rate Advances (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost (whether or not such increased costs arise prior to the receipt of written notification from such central bank or other governmental authority); provided that the Borrower shall not be required to pay any such increased costs to the extent such increased costs accrued prior to the date that is six months prior to such notice. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent error in the calculation of such amount.

          (b) If any Lender determines that compliance with any law or regulation or any written guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender (excluding any reserves included in the computation of the Eurodollar Rate or the LIBO Rate) and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation (whether or not such amounts arise prior to the receipt of written notification from such central bank or other governmental authority) in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable (in the proportion that such Lender's Commitment hereunder bears to all of such Lender's commitments of this type) to the existence of such Lender's commitment to lend hereunder; provided that the Borrower shall not be required to compensate such Lender to the extent such amounts arose prior to the date that is six months prior to such notice. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent error in the calculation of such amounts.

          (c) Any Lender claiming any additional amounts payable pursuant to this Section 2.11 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize such additional amounts and to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise notably disadvantageous to such Lender. The Borrower shall reimburse such Lender for such Lender's reasonable expenses incurred in connection with such change or in considering such a change in an amount not to exceed the Borrower's pro rata share of such expenses based on such Lender's Commitment and Advances and the total lending commitments and loans of such Lender to its similarly situated customers.

                  SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority having relevant jurisdiction asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder, (i) each Eurodollar Rate Advance and each LIBO Rate Advance made by such Lender will automatically, upon such demand, Convert into an Advance that bears interest at the rate set forth in Section 2.07(a)(i) or a Base Rate Advance, as the case may be, and (ii) the obligation of such Lender to make Eurodollar Rate Advances and LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.11, 2.14 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, LIBO Rate or the Federal Funds Rate and of facility fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent error in the calculation of such interest rate.

         (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (d) Unless the Agent shall have received notice from the Borrower prior to the time on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.14. Taxes. (a) Subject to subsections (e) and (f) below, any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by Puerto Rico, the United States or any political subdivision of either (or in the case of any payments by or on behalf of the Borrower through an account or branch outside the United States or Puerto Rico or by or on behalf of the Borrower by a payor that is not a United States person or not organized or resident in Puerto Rico such payments shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by a foreign jurisdiction or any political subdivision thereof), excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes (x) in the case of a Lender pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority therein) in which it is organized or in which the principal office of such Lender, or Applicable Lending Office of such Lender is located, or (y) in the case of any payment to the Agent in its capacity as Agent, the jurisdiction (or any political subdivision or taxing authority therein) in which it is organized or in which the principal office of the Agent is located or in which the office designated by the Agent to act as Agent is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). Subject to subsections (e) and (f) below, if the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof. For purposes of this subsection (a) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

         (b) In addition, the Borrower agrees to pay any stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes as a result of the introduction of or any change in or in the interpretation of any law or regulation after the Effective Date (hereinafter referred to as " Other Taxes").

         (c) Subject to subsections (d), (e) and (f) below, the Borrower shall indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (to the extent not previously paid under subsection (a) or (b) above) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses but excluding any taxes imposed by any jurisdiction on amounts payable under this Section 2.14) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

         (d) Each Lender organized under the laws of a jurisdiction outside of Puerto Rico from time to time, as requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two properly and accurately completed and duly executed original copies of any form, document or other certificate that is necessary for such Lender to be exempt from, or entitled to a reduced rate of Taxes or payments hereunder or under the Notes or for the Borrower to determine the applicable rate of deduction or withholding of any Taxes. If any Lender which is organized under the laws of a jurisdiction outside of Puerto Rico is unable to provide the above-described forms, documents or other certificates for a relevant interest period (or if the Lender's appropriate personnel responsible for providing the forms, documents or other certificates actually become aware that the forms, documents or other certificates provided by it are inaccurate), such Lender shall notify the Borrower in writing prior to or immediately upon the commencement of such relevant interest period.

         (e) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form, document or other certificate requested by the Borrower in accordance with Section 2.14(d) (other than if such failure is due to a change in law occurring subsequent to the date on which a form, document or other certificate originally was required to be provided, or if such form, document or other certificate is no longer required to establish an exemption from the applicable tax), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes by reason of such failure and the Borrower shall be entitled to withhold Taxes from payments to such Lender; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, document or other certificate required hereunder, the Borrower shall take such steps at such Lender's expense as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) Notwithstanding anything else contained in this Section 2.14, the Borrower shall only be required to pay additional sums with respect to Taxes (subject to subsection (h) below) to a Lender (or the Agent, as the case may be) pursuant to subsection (a) or (c) above if the obligation to pay such Taxes results from such Lender's inability to obtain a complete exemption from Taxes as a result of (i) any amendment to the laws (or any regulations thereunder), or any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority adopted or enacted after the date hereof (or in the case of an entity that becomes a Lender after the date hereof, the date such entity becomes a Lender), (ii) an amendment, modification or revocation of any existing applicable tax treaty ratified, enacted or amended after the date hereof (or in the case of an entity that becomes a Lender after the date hereof, the date such entity becomes a Lender), or (iii) the ratification of a new tax treaty ratified after the date hereof (or in the case of an entity that becomes a Lender after the date hereof, the date such entity becomes a Lender).

         (g) In the event that the Borrower makes an additional payment under
Section 2.14(a) or 2.14(c) for the account of any Lender and such Lender, in its sole opinion, determines that it has finally and irrevocably received or been granted a credit against, or relief or remission from, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such additional payment, such Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender shall, in its sole opinion, have determined is attributable to such deduction or withholding and will leave such Lender (after such payment) in no worse position than it would have been had the Borrower not been required to make such deduction or withholding. Nothing contained herein shall (i) interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit or
(ii) oblige any Lender to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof or (iii) require any Lender to take or refrain from taking any action that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled. Each Lender and the Agent shall reasonably cooperate with the Borrower at the Borrower's written request and sole expense, in contesting any Taxes or Other Taxes the Borrower would bear pursuant to this Section 2.14, provided, however, that (i) no tax return of such Lender or the Agent is or would be held open as a result of such contest, (ii) neither such Lender nor the Agent is required to reopen a tax year that has already closed and (iii) such Lender and the Agent shall, in the sole opinion of such Lender and the Agent, respectively, have determined that such contest will leave such Lender and the Agent, respectively, in no worse position than it would have been in had it not contested such Taxes or Other Taxes. Nothing contained herein shall interfere with the right of a Lender or the Agent to arrange its tax affairs in whatever manner it thinks fit, if in the sole judgment of such Lender or the Agent, such contest would be disadvantageous to such Lender or the Agent. In pursuing a contest in the Lender's or the Agent's name, such Lender or the Agent will be represented by counsel of such Lender's or the Agent's choice, and will defend against, settle or otherwise control the contest and will not relinquish control or decision making over the contest.

         (h) Any Lender claiming any additional amounts payable pursuant to this
Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize such additional amounts and to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise notably disadvantageous to such Lender. The Borrower shall reimburse such Lender for such Lender's reasonable expenses incurred in connection with such change or in considering such a change in an amount not to exceed the Borrower's pro rata share of such expenses based on such Lender's Commitment and Advances to the Borrower and the total lending commitments and loans of such Lender to its similarly situated customers.

                  SECTION 2.15 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.11, 2.14, 9.01(b), 9.04(c) or 9.07) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender by delivering payment pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.16 Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, to pay a one-time dividend to the Puerto Rico Telephone Authority (the "Special Dividend"), to pay related fees and expenses and to provide a backstop for commercial paper, provided that such proceeds shall not be used for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

                                  ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01 Conditions Precedent to Effectiveness of Sections
2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

                  (a) The Purchase shall have been consummated in accordance with the terms of the Stock Purchase Agreement, without any waiver or amendment from the date of the Information Memorandum that, in the reasonable judgment of the Lenders, could reasonably be expected to materially adversely affect the ability of the Borrower or either Guarantor to perform their respective obligations hereunder, and in material compliance with all applicable laws.

                  (b) There shall have occurred no Material Adverse Change since December 31, 1997 other than as disclosed in Schedule 3.01(b) hereto.

                  (c) There shall exist no action, suit, investigation, litigation or proceeding affecting any of the Loan Parties or any of their respective Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on
         Schedule 3.01(c) hereto (the "Disclosed Litigation") or (ii) is initiated by any Person other than a Lender in its capacity as a Lender that purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there shall have been no material adverse change in the status, or financial effect on any Loan Party, of the Disclosed Litigation from that described on Schedule 3.01(c) hereto.

                  (d) All governmental and third party consents and approvals necessary to consummate the Purchase (including, in the case of the Federal Communications Commission approval, the grant of the Federal Communications Commission Transfer Applications) and necessary in connection with the execution, delivery and performance of this Agreement and the Notes shall have been obtained (without the imposition of any conditions that could reasonably be expected to materially adversely affect the ability of any Loan Party to perform its obligations hereunder) and shall remain in effect, and no law or regulation shall be applicable that restrains, prevents or imposes adverse conditions upon the transactions contemplated hereby that could reasonably be expected to materially adversely affect the ability of any Loan Party to perform its obligations hereunder.

                  (e) The Borrower shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

                  (f) The Borrower shall have paid all invoiced fees and expenses of the Agent and the Lenders (including the invoiced fees and expenses of counsel to the Agent).

                  (g) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                           (i) The representations and warranties contained in
                  Section 4.01 are correct on and as of the Effective Date, and

                  (ii) No event has occurred and is continuing that constitutes a Default.

         (h) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Revolving Credit Notes) in sufficient copies for each
Lender:

                  (i) The Revolving Credit Notes to the order of the Lenders, respectively.

                  (ii) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the transactions contemplated by this Agreement and the Notes and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such Notes.

                  (iii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of each Loan Party authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                  (iv) Certified copies of the Stock Purchase Agreement, duly executed by the parties thereto, together with all agreements, instruments and other documents delivered in connection therewith.

                  (v) A certificate, in substantially the form of Exhibit D hereto, attesting to the Solvency of each Loan Party after giving effect to the Purchase, the Special Dividend and the Borrowings contemplated hereunder, from the chief financial officer of each such Loan Party.

                  (vi) Certified copies of the resolutions of the Board of Directors (or committee thereof) of the Borrower and each other Loan Party approving the Special Dividend as contemplated by the Stock Purchase Agreement.

                  (vii) Certified copies of (A) all amendments to the Stock Purchase Agreement and (B) each other document delivered pursuant thereto, duly executed by the parties thereto, together with all agreements, instruments and other documents delivered in connection therewith.

                  (viii) A favorable opinion of Curtis, Mallet-Prevost, Colt & Mosle, New York counsel for the Loan Parties, substantially in the form of Exhibit E hereto.

                  (ix) A favorable opinion of O'Neill & Borges, Puerto Rico counsel for the Loan Parties, substantially in the form of Exhibit F hereto.

                  (x) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

                  SECTION 3.02 Conditions Precedent to Each Revolving Credit Borrowing. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by the Borrower of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

                  (a) the representations and warranties contained in Section
         4.01 are correct in all material respects on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

                  (b) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                  SECTION 3.03 Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with
Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

                  (a) the representations and warranties contained in Section
         4.01 are correct in all material respects on and as of the date of such Competitive Bid Borrowing before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

                  (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

                  (c) no event has occurred and no circumstance exists as a result of which the information concerning the Loan Parties that has been provided to the Agent and each Lender by any Loan Party in writing in connection herewith, taken as a whole, would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  SECTION 3.04 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) The execution, delivery and performance by each Loan Party of this Agreement and the Notes executed by it and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Loan

         Party's charter or by-laws (or other equivalent organizational documents) or (ii) any law or any material contractual restriction binding on or affecting such Loan Party or, to the knowledge of the chief financial officer of the Borrower, any other contract the breach of which would limit the ability of any Loan Party to perform its obligations under this Agreement or the Notes.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by any Loan Party of this Agreement or the Notes.

                  (d) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement has been duly executed and delivered by each Guarantor. Assuming that this Agreement has been duly executed by the Agent and each of the Initial Lenders, this Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms. Assuming that this Agreement has been duly executed by the Agent and each of the Initial Lenders, this Agreement is the legal, valid and binding obligation of each Guarantor enforceable against each Guarantor in accordance with its terms.

                  (e) The Consolidated balance sheet of the Borrower (or its predecessor entities) and its Subsidiaries as at December 31, 1997, and the related Consolidated statements of income and cash flows of the Borrower (or its predecessor entities) and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Deloitte & Touche LLP, independent public accountants, and the Consolidated balance sheet of the Borrower (or its predecessor entities) and its Subsidiaries as at September 30, 1998, and the related Consolidated statements of income and cash flows of the Borrower (or its predecessor entities) and its Subsidiaries for the nine months then ended, duly certified by the chief financial officer of the Borrower (or its predecessor entities), copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at September 30, 1998, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower (or its predecessor entities) and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower (or its predecessor entities) and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied.

                  (f) There is no pending or (to the knowledge of any Loan Party) threatened action or proceeding, including, without limitation, any Environmental Action, affecting any Loan Party or any of its Subsidiaries before any court, governmental agency or arbitrator that is initiated by any Person other than a Lender in its capacity as a Lender that purports to affect the legality, validity or enforceability of this Agreement or any Note.

                  (g) Neither the Borrower nor any of its Subsidiaries is an Investment Company, as such term is defined in the Investment Company Act of 1940, as amended.

                  (h) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  (i) The Borrower (i) has initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be materially adversely affected by the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999 ("Year 2000 Problem"),
         (ii) has developed a plan and timetable for addressing the Year 2000 Problem on a timely basis (which may include the procurement of new systems) and (iii) reasonably believes that such plan is being implemented on a timely basis. Based on the foregoing, the Borrower believes that all computer applications that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates on and after January 1, 2000 except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE V

                          COVENANTS OF THE LOAN PARTIES

                  SECTION 5.01 Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither any Loan Party nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors and the aggregate of such Liens would have a Material Adverse Effect.

                  (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiary operates; provided, however, that such Loan Party and its Subsidiaries may self-insure to the extent consistent with prudent business practice.

                  (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that each Loan Party and its Subsidiaries may consummate any transaction permitted under Section 5.02(b) and provided further that neither any Loan Party nor any of its Subsidiaries shall be required to preserve any right or franchise if the senior management of such Loan Party or of such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Loan Party or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Loan Party or such Subsidiary.

                  (e) Visitation Rights. During normal business hours and upon reasonable notice from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of (excluding any confidential information), and visit the properties of, such Loan Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Loan Party and any of its Subsidiaries with the appropriate representatives of such Loan Party and together with the appropriate representatives of such Loan Party's independent certified public accountants, provided, however, that examination of the records of any Loan Party or any of its Subsidiaries and the making of copies or abstracts shall occur only at times when an Advance is outstanding.

         (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

         (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its material properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         (h) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates, other than another Loan Party, (i) on terms that are fair and reasonable and no less favorable to such Loan Party or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate except where the failure to do so, in the aggregate, would not have a Material Adverse Effect, (ii) as required by the Federal Communications Commission's rules and regulations for transactions among affiliates or (iii) as contemplated by the Management Agreement and the Technology Transfer Agreement (each such agreement as defined in the Stock Purchase Agreement).

          (i) Reporting Requirements.  Furnish to the Lenders:

                           (i) as soon as available and in any event within 60
                  days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer, treasurer or controller of the Borrower as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer, treasurer or controller of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation showing the calculations used for purposes of Section 5.03;

                           (ii) as soon as available and in any event within 120
                  days after the end of each fiscal year of the Borrower, a copy of the annual audited report for such year for the Borrower and its Subsidiaries, containing the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation showing the calculations used for purposes of
                  Section 5.03;

                           (iii) as soon as possible and in any event within
                  five Business Days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer, treasurer or controller of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                           (iv) promptly after the sending or filing thereof,
                  copies of any quarterly and annual reports and proxy solicitations that any Loan Party sends to any of its securityholders, and copies of any reports on Form 8-K that such Loan Party files with the Securities and Exchange Commission (other than reports on Form 8-K filed solely for the purpose of incorporating exhibits into a registration statement previously filed with the Securities and Exchange Commission);

                           (v) prompt notice of all actions and proceedings
                  before any court, governmental agency or arbitrator affecting any Loan Party or any of its Subsidiaries of the type described in Section 3.01(c); and

                           (vi) such other information respecting any Loan Party
                  or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

         SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

          (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign for security purposes (but not in connection with a bona fide sale thereof), or permit any of its Subsidiaries to assign for security purposes (but not in connection with a bona fide sale thereof), any right to receive income; provided that nothing in this Section 5.02 shall be construed to prevent or restrict the following:

                           (i) Permitted Liens,

                           (ii) purchase money Liens upon or in any real
                  property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition or conditional sales or other similar title retention agreements with respect to property hereafter acquired or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced,

                           (iii) the Liens existing on the Effective Date and
                  described on Schedule 5.02(a) hereto and other undisclosed Liens existing on the Effective Date securing obligations in aggregate amount not to exceed $10,000,000,

                           (iv) Liens on property of a Person existing at the
                  time such Person is merged into or consolidated with the Borrower or any of its Subsidiaries; provided that any such Liens that were created during the period immediately prior to such merger, consolidation or acquisition were created in the ordinary course of business of such Person and the Debt secured by such Liens does not exceed the fair market value of the assets (including intangible assets) of such Person so merged into or consolidated with the Borrower or any of its Subsidiaries,

                           (v) the replacement, extension or renewal of any Lien
                  permitted by clauses (iii) and (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or extension of the final maturity date) of the Debt secured thereby, and

                           (vi) Liens not otherwise permitted pursuant to
                  clauses (i) through (v) above securing obligations not to exceed at any one time the amount of $10,000,000.

                  (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower may merge into or dispose of assets to the Borrower, and (iii) the Borrower may merge with any Subsidiary of GTE so long as the surviving corporation assumes all obligations of the Borrower hereunder and under the Notes, and provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                  (c) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except (i) as required or permitted by generally accepted accounting principles or (ii) where the effect of such change, together with all other changes in accounting policies or reporting practices made pursuant to this clause (ii) since the Effective Date, is immaterial to the Borrower and its Subsidiaries taken as a whole.

                  (d) Subsidiary Debt. Permit any of its Subsidiaries to create or suffer to exist, any Debt other than:

                         (i) Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower (it being understood that such Debt includes any Debt incurred (A) in connection with the Purchase and (B) under the contribution agreement being entered into by and between the Guarantors as of the closing date of the Purchase),

                         (ii) Debt existing on the Effective Date and described on Schedule 5.02(d) hereto (the "Existing Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Debt, provided that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

                  (iii) unsecured Debt incurred in the ordinary course of business aggregating for each of the Guarantors not more than $75,000,000 at any one time outstanding,

                  (iv) Debt in respect of operating leases, and

                  (v) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         SECTION 5.03 Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

         (a) Debt to EBITDA Ratio. Maintain a Debt to EBITDA Ratio, as at the end of each fiscal quarter of the Borrower, of not more than 4.0:1.0.


         (b) EBITDA to Interest Ratio. Maintain an EBITDA to Interest Ratio, as at the end of each fiscal quarter of the Borrower, of not less than 3.25:1.0.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance within five Business Days after the same becomes due and payable; or any fees or other amounts payable under this Agreement or any Note are not paid within five Business Days after the same becomes due and payable; or

         (b) Any representation or warranty made or deemed made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) (i) Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (e), (h),
         (i)(iii) or (i)(v), 5.02 or 5.03, (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(i) (other than clauses (iii) and (v) thereof) if such failure shall remain unremedied for five Business Days after written notice thereof shall have been given to such Loan Party by the Agent or any Lender or (iii) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to such Loan Party by the Agent or any Lender; or

                  (d) Article VII is breached by any Guarantor or shall cease to be in full force and effect or any Guarantor shall so state in writing; or

                  (e) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal, or in the case of Hedge Agreements net, amount of at least $20,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be) (the "Requisite Amount"), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the later of five Business Days and the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any such Debt aggregating the Requisite Amount shall be declared due and payable in accordance with its terms or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt aggregating the Requisite Amount and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt aggregating the Requisite Amount shall be required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased in accordance with its terms, or any offer to prepay, redeem, purchase or defease such Debt shall be required to be made in accordance with its terms, in each case prior to the stated maturity thereof where the cause of such prepayment, redemption, purchase or defeasance or offer therefor is the occurrence of an event or condition that is premised on a material adverse deterioration of the financial condition, results of operation or properties of the Borrower or any of its Subsidiaries, provided that with respect to Debt aggregating the Requisite Amount of the types described in clauses (h) or (i) of the definition of "Debt" and to the extent such Debt relates to the obligations of any Person other than the Borrower or any of its Subsidiaries, no Event of Default shall occur so long as the payment of such Debt is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; or any event shall occur or condition shall exist under any agreement or instrument relating to any Debt that is outstanding in a principal, or in the case of Hedge Agreements net, amount of at least $40,000,000 and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Debt; or

                  (f) The Borrower or any of its Subsidiaries shall generally not pay their respective debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or its Subsidiaries shall take any corporate action to authorize any of the actions set forth in this subsection (f) under any law relating to bankruptcy, insolvency or reorganization or relief of debtors; or

                  (g) Judgments or orders for the payment of money in excess of $30,000,000 in the aggregate shall be rendered against the Borrower or its Subsidiaries and enforcement proceedings shall have been commenced by any creditor upon such judgment or order for which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(g) if and for so long as (i) (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer or insurers covering payment thereof, (B) such insurer shall be rated, or, if more than one insurer, at least 90% of such insurers as measured by the amount of risk insured, shall be rated, at least "A-" by A.M. Best Company or its successor or its successors and (C) such insurer(s) has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order or (ii) (A) the amount of such judgment or order is covered by a valid and binding indemnification agreement between the defendant and an indemnitor, (B) such indemnitor shall have a rating for any class of its non-credit enhanced long-term senior unsecured debt of not lower than BBB+ by S&P or Baa3 by

         Moody's and (C) such indemnitor has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

                  (h) (i) After the Effective Date, GITI or any entity controlling GITI shall cease for any reason to maintain, directly or indirectly, the Controlling Interest; or (ii) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of GITI or other Person holding the Controlling Interest (or other securities convertible into such Voting Stock) representing more of the combined voting power of all Voting Stock of GITI or such other Person than that owned by GTE or its Subsidiaries or Bell Atlantic Corporation as successor to or parent of GTE after the merger of GTE with Bell Atlantic Corporation or any of its Subsidiaries; or (iii) GTE or its Subsidiaries or Bell Atlantic Corporation as successor to or parent of GTE after the merger of GTE with Bell Atlantic Corporation or any of its Subsidiaries shall fail to have the ability to appoint a majority of the Board of Directors of GITI or other Person holding the Controlling Interest or the business and affairs of GITI or such other Person shall not be managed by or under the direction of such Board of Directors; or (iv) the Borrower shall for any reason cease to own 100% of the Voting Stock of either Guarantor; or

                  (i) Any Loan Party or its ERISA Affiliates shall incur, or shall be reasonably likely to incur, liability that would have a Material Adverse Effect as a result of one or more of the following:
         (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of such Loan Party or its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  Article VII

                                    GUARANTY

         SECTION 7.01. Guaranty; Limitation of Liability. (a) Each Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each other Loan Party now or hereafter existing under this Agreement or any Note, whether for principal, interest, fees, expenses or otherwise (such obligations, to the extent not paid by such Loan Party or specifically waived in accordance with Section 9.01, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent or the Lenders in enforcing any rights under this Article VII ("this Guaranty"). Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Loan Party to the Agent or any Lender under this Agreement or any Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Loan Party.

         (b) (i) Each Guarantor and, by its acceptance of this Guaranty, the Agent and each other Lender, hereby confirms that it is the intention of all such parties that this Guaranty not constitute a fraudulent transfer or fraudulent conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal, state or Commonwealth of Puerto Rico law to the extent applicable to this Guaranty. To effectuate the foregoing intention, the Agent, each other Lender and each Guarantor hereby irrevocably agrees that the obligations of each Guarantor under this Guaranty shall not exceed the greater of (A) the benefit realized by such Guarantor from the proceeds of the Advances made from time to time by the Borrower to such Guarantor and (B) the maximum amount that will, after giving effect to such maximum amount and all other probable contingent and fixed liabilities of such Guarantor that are relevant under applicable law, and after giving effect to any collections from, rights to receive contribution from, or payments made by or on behalf of the other Guarantor in respect of the obligations of such other Guarantor under this Guaranty, result in the obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or fraudulent conveyance. For purposes hereof, "Bankruptcy Law" means Title 11, United States Code, or any similar Federal, state or Commonwealth of Puerto Rico law for the relief of debtors.

                  (ii) Each Guarantor agrees that in the event any payment shall be required to be made to the Lenders under this Guaranty, such Guarantor will contribute, to the maximum extent such that the contribution will not result in a fraudulent transfer or fraudulent conveyance, such amounts to the other Guarantor so as to maximize the aggregate amount paid to the Lenders under this Agreement and the Notes.

         SECTION 7.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or the other Guarantor or whether the Borrower or the other Guarantor is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and, to the maximum extent permitted by law, each Guarantor hereby irrevocably waives, any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of this Agreement or any agreement or instrument relating hereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Agreement or any Note, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

                  (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any change, restructuring or termination of the corporate structure or existence of the Borrower; or

                  (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Guarantor, the Borrower or any other guarantor or surety other than payment when due.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower or either Guarantor or otherwise, all as though such payment had not been made.

         SECTION 7.03. Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender exhaust any right or take any action against the Borrower or any other Person or any collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 7.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

         SECTION 7.04. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders, the Agent and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations hereunder (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 9.07.

         SECTION 7.05. Subrogation. Neither Guarantor will exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against the Borrower, the other Guarantor or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, the other Guarantor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Termination Date shall have occurred. If any amount shall be paid to either Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Guaranty, or to be held as collateral for any

Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) either Guarantor shall make payment to the Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Agent and the Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                                  Article VIII

                                    THE AGENT

         SECTION 8.01. Authorization and Action . Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

         SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower except as specifically set forth in this Agreement; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 8.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Note or Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any of its Subsidiaries, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

         SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 8.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Revolving Credit Advances owed each of them (or if no Revolving Credit Advances are at the time outstanding, ratably according to their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the

Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

         SECTION 8.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent which, so long as no Default shall have occurred and be continuing, shall be subject to the Borrower's approval, which approval shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof or the Commonwealth of Puerto Rico and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent, upon appointment of such successor Agent, shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement

         SECTION 8.07. Other Agents. Bank of America National Trust and Savings Association has been designated as syndication agent, The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York have been designated as documentation agents, and certain other Lenders have been designated as managing agents or co-agents and the use of such titles does not impose on Bank of America National Trust and Savings Association, The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York or such other Lender any rights, duties or obligations greater than those of any other Lender.

                                   Article IX

                                  MISCELLANEOUS

         SECTION 9.01. Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (A) waive any of the conditions specified in Section 3.01, (B) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (C) release either Guarantor from any of the obligations imposed upon it by this Agreement or (D) amend this Section 9.01; and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has or is owed obligations under this Agreement or the Notes that are modified by such amendment, waiver or consent, (A) increase the Commitment of such Lender or subject such Lender to any additional obligations, (B) reduce the principal of, or interest on, the Revolving Credit Note held by such Lender or any fees or other amounts payable hereunder to such Lender, (C) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Note held by such Lender or any fees or other amounts payable hereunder to such Lender or (D) waive the application of Section 2.15; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

         (b) Each Lender grants (x) to the Agent the right to purchase all (but not less than all) of such Lender's Commitments and Advances owing to it and the Notes held by it and all of its rights and obligations hereunder and under the Notes at a price equal to the aggregate amount of outstanding Advances owed to such Lender (together with all accrued and unpaid interest, fees and other amounts owed to such Lender), and (y) to the Borrower the right to cause an assignment of all (but not less than all) of such Lender's Commitments and Advances owing to it and the Notes held by it and all of its rights and obligations hereunder and under the Notes to Eligible Assignees, which right may be exercised by the Agent or the Borrower, as the case may be, if such Lender refuses to execute any amendment, waiver or consent which requires the written consent of all the Lenders and to which Lenders owed at least 90% of the aggregate unpaid principal amount of Revolving Credit Advances or, if no such principal amount is then outstanding, Lenders having at least 90% of the Commitments, the Agent and the Borrower have agreed. Each Lender agrees that if the Agent or the Borrower, as the case

                                       56
may be, exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 9.07.

         SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered by hand or by courier, if to the Borrower, at 1515 Roosevelt Avenue, 12th Floor, Guaynabo, Puerto Rico 00968 or P.O. Box 360998 San Juan, Puerto Rico 00936-0998, Attention: Luis E. Caldero (fax no.(787) 782-3006), with a copy to __________ (fax no. __________); if to
Wireline, at 1515 Roosevelt Avenue, 12th Floor, Guaynabo, Puerto Rico 00968 or P.O. Box 360998 San Juan, Puerto Rico 00936-0998, Attention: Armando Melendez (fax no. (787) 282-0958), with a copy to __________ (fax no. __________); if to
Wireless, at 1515 Roosevelt Avenue, 12th Floor, Guaynabo, Puerto Rico 00968 or P.O. Box 360998 San Juan, Puerto Rico 00936-0998, Attention: Jorge R. Menendez-Chiques (fax no. (787) 783-4636), with a copy to __________ (fax no. __________); if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Loan Investor Services; or, as to any Loan Party or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the first class mails or, in the case of international delivery, when deposited with mails or couriers that deliver within two Business Days or telecopied, provided that notices and communications to the Agent pursuant to Article II, III or VIII shall not be effective until received by the Agent, and provided, further, that notices and communications to any Person required to be provided hereunder within five Business Days shall only be made by hand or via telecopy or courier. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

         SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Arranger in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit and insurance expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. Such expenses shall be paid by the Borrower upon presentation of an itemized statement of account (after reasonable time for the Borrower to review such statement of account), regardless of whether the transactions contemplated by this Agreement are consummated. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this
Section 9.04(a).

         (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of their respective Subsidiaries or any Environmental Action relating in any way to the Borrower or any of their respective Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense (A) is found by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, (B) arises from disputes among two or more Lenders (but not including any such dispute that involves a Lender to the extent such Lender is acting in any different capacity (i.e., Agent or Arranger) under the Credit Agreement or the Notes or to the extent that it involves the Agent's syndication activities) or (C) arises from or relates to a breach by such Indemnified Party of its obligations under this Agreement. The Borrower also agrees not to assert any claim against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

         (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or LIBO Rate Advance is made by the Borrower (or pursuant to Section 9.01(b)) to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment, prepayment or Conversion pursuant to this Agreement or acceleration of the maturity of the Notes pursuant to Section 6.01, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

         (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

         SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 by the Required Lenders to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01 and notice to the Borrower as required under Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the applicable Loan Party after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

         SECTION 9.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the

Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders.

         SECTION 9.07. Assignments and Participations. (a) Each Lender may, with the consent of the Agent (except as provided in clause (g) below) and, so long as no Default has occurred and is continuing, the Borrower (such consent, in the case of the Agent or the Borrower, not to be unreasonably withheld) and, so long as no Default has occurred and is continuing, if demanded by the Borrower pursuant to Section 9.01(b) or following a request for a payment to or on behalf of such Lender under Section 2.11 or Section 2.14 or following a notice given by such Lender pursuant to Section 2.12 upon at least ten Business Days' notice to such Lender and the Agent, will, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); provided, that the Borrower may make demand with respect to a Lender that has given notice pursuant to Section 2.12 only if the Borrower makes such demand of all Lenders similarly situated that have given such notice; provided, further, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement and the Revolving Credit Notes (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal and all other amounts payable to such Lender under this Agreement and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any

Revolving Credit Notes subject to such assignment and a processing and recordation fee of $3,500 (which shall be paid by Persons other than the Borrower unless such assignment is made as a result of a demand by the Borrower). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights other than rights of indemnification under Section 9.04 or otherwise relating to a time prior to the effective date of such Assignment and Acceptance and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, an assignee representing that it is an Eligible Assignee and the Borrower, together with the Revolving Credit Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Revolving Credit Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

         (d) The Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except that a Lender may agree with a participant as to the manner in which the Lender shall exercise the Lender's rights to approve any amendment, waiver or consent to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

         (f) Any Lender may at any time, without the consent of the Agent or the Borrower, create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, provided, however, that no such assignment shall have the effect of increasing the costs payable by the Borrower.

         (g) Any Lender may at any time, without the consent of, but with notice to the Agent, assign all or part of its rights or obligations under this Agreement to any Affiliate of such Lender, provided, however, that no such assignment shall have the effect of increasing the costs payable by the Borrower.

         SECTION 9.08 Nondisclosure. None of the Agent, any Lender or any Affiliate thereof shall disclose without the prior consent of the Borrower (other than to the Agent, another Lender or any such Affiliate, their respective directors, employees, auditors, affiliates or counsel who shall agree to be bound by the terms of this provision) any information with respect to the Loan Parties or any Subsidiary thereof contained in financial statements, projections or reports provided to the Agent, any Lender or any Affiliate thereof by, or on behalf of, the Loan Parties or any Subsidiary, provided that the Agent, any Lender or any Affiliate thereof may disclose any such information (a) as has become generally available to the public in a manner, or through actions, which do not violate the terms of this Section 9.08, (b) to, or as may be required or appropriate in any report, statement or testimony submitted to, any municipal, state or federal regulatory body having or claiming to have jurisdiction over the Agent, any Lender or any Affiliate thereof or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to the Agent, any Lender or any Affiliate thereof and (e) to a prospective co-lender or participant in the amounts outstanding hereunder or under the Advances, provided, however, that such prospective co-lender or participant executes an agreement containing provisions substantially identical to those contained in this Section 9.08 and which shall by its terms inure to the benefit of the Borrower and provided, further, that to the extent practicable, the Agent, each Lender and their respective Affiliates shall use reasonable best efforts to provide prior written notice of such disclosure to the Borrower.

         SECTION 9.09 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 9.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.11 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the Loan Parties hereby agrees that service of process in any such action or proceeding brought in any such New York State court or in such federal court may be made upon CT Corporation System at its offices at 1633 Broadway, New York, New York 10019 (the "Process Agent") and each Loan Party hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 9.12 Waiver of Jury Trial. Each of the Borrower, the Guarantor, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                           TELECOMUNICACIONES DE PUERTO RICO, INC., as Borrower


                           By  ______________________________________________
                               Title:


                           PUERTO RICO TELEPHONE COMPANY, INC., as Guarantor


                           By  ______________________________________________
                               Title:


                           CELULARES TELEFONICA, INC., as Guarantor


                           By  ______________________________________________
                               Title:


                           CITIBANK, N.A.
                           as Administrative Agent


                           By  ______________________________________________
                                  Title:

                                   The Lenders

Commitment                                                     Arrangers
----------                                                     ---------
$33,666,667                                                    CITIBANK, N.A.



                                                               By ___________________________________________________
                                                                    Title:

$33,666,667                                                    BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION



                                                               By ___________________________________________________
                                                                    Title:

$33,666,667                                                    THE CHASE MANHATTAN BANK



                                                               By___________________________________________________
                                                                    Title:

$33,666,667                                                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                                                               By___________________________________________________
                                                                    Title:

                                 Managing Agents

$23,333,333                                                    ABN AMRO BANK N.V.


                                                               By ___________________________________________________
                                                                    Title:


                                                               By ___________________________________________________
                                                                    Title:

$23,333,333                                                    BANCO BILBAO VIZCAYA, S.A.


                                                               By___________________________________________________
                                                                    Title:


                                                               By ___________________________________________________
                                                                    Title:

$23,333,333                                                    THE BANK OF NEW YORK


                                                               By ___________________________________________________
                                                                    Title:


                                                               By ___________________________________________________
                                                                    Title:

$23,333,333                                                    BANQUE NATIONALE DE PARIS


                                                               By ___________________________________________________
                                                                    Title:


                                                               By ___________________________________________________
                                                                    Title:



$23,333,333                                                    DRESDNER BANK AG NEW YORK AND GRAND CAYMAN BRANCHES


                                                               By ___________________________________________________
                                                                    Title:


                                                               By ___________________________________________________
                                                                    Title:

$23,333,333                                                    FLEET NATIONAL BANK



                                                               By ___________________________________________________
                                                                    Title:

$23,333,333                                                    THE INDUSTRIAL BANK OF JAPAN, LIMITED



                                                               By ___________________________________________________
                                                                    Title:

$23,333,333                                                    ROYAL BANK OF CANADA



                                                               By ___________________________________________________
                                                                    Title:

$23,333,333                                                    WACHOVIA BANK, N.A.




$23,333,333                                                    WESTDEUTSCHE LANDESBANK GIROZENTRALE


                                                               By ___________________________________________________
                                                                    Title:


                                                               By ___________________________________________________
                                                                    Title:

                                    Co-Agents

$15,000,000                                                    BANKBOSTON N.A.



                                                               By ___________________________________________________
                                                                    Title:

$15,000,000                                                    BAYERISCHE LANDESBANK GIROZENTRALE, CAYMAN ISLANDS
                                                               BRANCH


                                                               By ___________________________________________________
                                                                    Title:


                                                               By ___________________________________________________
                                                                    Title:

$15,000,000                                                    DEUTSCHE BANK AG NEW YORK AND/OR CAYMAN ISLANDS BRANCHES


                                                               By ___________________________________________________
                                                                    Title:


                                                               By ___________________________________________________
                                                                    Title:

$15,000,000                                                    KBC BANK N.V.


                                                               By____________________________________________________
                                                                  Title:


                                                               By ___________________________________________________
                                                                    Title:

                                     Lenders

$9,000,000                                                     ARGENTARIA, CAJA POSTAL Y BANCO HIPOTECARIO S.A., NEW
                                                               YORK BRANCH


                                                               By ___________________________________________________
                                                                    Title:


                                                               By ___________________________________________________
                                                                    Title:

$9,000,000                                                     BANCA POPOLARE DI MILANO-NEW YORK BRANCH


                                                               By ___________________________________________________
                                                                    Title:


                                                               By ___________________________________________________
                                                                    Title:

$9,000,000                                                     BANCO CENTRAL HISPANOAMERICANO S.A.


                                                               By ___________________________________________________
                                                                    Title:


                                                               By ___________________________________________________
                                                                    Title:

$9,000,000                                                     CITIBANK, N.A.


                                                               By ___________________________________________________
                                                                    Title:


                                                               By ___________________________________________________
                                                                    Title:

$9,000,000                                                     BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH


                                                               By ___________________________________________________
                                                                    Title:


                                                               By ___________________________________________________
                                                                    Title:

$9,000,000                                                     BW CAPITAL MARKETS, INC.


                                                               By ___________________________________________________
                                                                    Title:


                                                               By ___________________________________________________
                                                                    Title:

$9,000,000                                                     THE FIRST NATIONAL BANK OF CHICAGO



                                                               By ___________________________________________________
                                                                    Title:

$9,000,000                                                     PNC BANK, NATIONAL ASSOCIATION



                                                               By ___________________________________________________
                                                                    Title:

$500,000,000 Total of Commitments

                                                           EXHIBIT A-1 - FORM OF
                                                                REVOLVING CREDIT
                                                                 PROMISSORY NOTE

$___________                                              Dated: _________, 199_

         FOR VALUE RECEIVED, the undersigned, TELECOMUNICACIONES DE PUERTO RICO, INC., a Puerto Rico corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S. $ [amount of Lender's Commitment in figures] or, if less, the aggregate amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Five-Year Credit Agreement dated as of March 2, 1999 among the Borrower, Puerto Rico Telephone Company, Inc. and Celulares Telefonica, Inc., as Guarantors, the Lender and certain other lenders parties thereto, Citibank, N.A. ("Citibank"), as administrative agent (in such capacity, the "Agent") for the Lender and such other lenders, Bank of America National Trust and Savings Association, as syndication agent, and The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as documentation agents (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), outstanding on the Termination Date.

         The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Citibank, as Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

         This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                               TELECOMUNICACIONES DE
                               PUERTO RICO, INC.


                               By  ____________________________________________
                                   Title:

                                     A-1-2

                       ADVANCES AND PAYMENTS OF PRINCIPAL

                                                  AMOUNT OF PRINCIPAL           UNPAID
                                AMOUNT OF                 PAID                 PRINCIPAL              NOTATION
          DATE                   ADVANCE               OR PREPAID               BALANCE                MADE BY

                                                           EXHIBIT A-2 - FORM OF
                                                                 COMPETITIVE BID
                                                                 PROMISSORY NOTE

U.S.$___________                                        Dated: _________, 199_

         FOR VALUE RECEIVED, the undersigned, TELECOMUNICACIONES DE PUERTO RICO, INC., a Puerto Rico corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Five-Year Credit Agreement dated as of March 2, 1999 among the Borrower, Puerto Rico Telephone Company, Inc. and Celulares Telefonica, Inc., as Guarantors, the Lender and certain other lenders parties thereto, Citibank, N.A. ("Citibank"), as Agent for the Lender and such other lenders, Bank of America National Trust and Savings Association, as syndication agent, and The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as documentation agents (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined)), on _______________, ____, the principal amount of U.S.$_______________.

         The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

         Interest Rate: _____% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed).

         Interest Payment Date(s):_____________________.

         Both principal and interest are payable in lawful money of the United States of America to Citibank for the account of the Lender at the office of Citibank, at 399 Park Avenue, New York, New York 10043, Account No. ________________ Attention: ________________________, in same day funds.

         This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

                                     A-2-2

                  The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                  This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                          TELECOMUNICACIONES DE PUERTO RICO, INC.


                          By  ______________________________________________
                              Title:

                                                 EXHIBIT B-1 - FORM OF NOTICE OF
                                                      REVOLVING CREDIT BORROWING

Citibank, N.A., as Agent
   for the Lenders parties
   to the Credit Agreement
   referred to below
399 Park Avenue
New York, New York  10043
                                                              [Date]

                  Attention:  _______________

Ladies and Gentlemen:

                  The undersigned, Telecomunicaciones de Puerto Rico, Inc., refers to the Five-Year Credit Agreement, dated as of March 2, 1999 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, Puerto Rico Telephone Company, Inc. and Celulares Telefonica, Inc., as Guarantors, certain Lenders parties thereto, Citibank, N.A. ("Citibank"), as Agent for the Lenders, Bank of America National Trust and Savings Association, as syndication agent, and The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as documentation agents, and hereby gives you notice, irrevocably, pursuant to
Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 2.02(a) of the Credit Agreement:

                  (i) The Business Day of the Proposed Revolving Credit Borrowing is _______________, 199_.

                  (ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

                  (iii) The aggregate amount of the Proposed Revolving Credit Borrowing is $_______________.

                  [(iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

                                     B-1-2


                  (A) the representations and warranties contained in Section
         4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                          Very truly yours,

                          TELECOMUNICACIONES DE PUERTO RICO, INC.


                          By  ______________________________________________
                              Title:

                                                 EXHIBIT B-2 - FORM OF NOTICE OF
                                                       COMPETITIVE BID BORROWING

Citibank, N.A., as Agent
   for the Lenders parties
   to the Credit Agreement
   referred to below
399 Park Avenue
New York, New York  10043
                                                              [Date]

                  Attention:  _______________

Ladies and Gentlemen:

                  The undersigned, Telecomunicaciones de Puerto Rico, Inc., refers to the Five-Year Credit Agreement, dated as of March 2, 1999 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, Puerto Rico Telephone Company, Inc. and Celulares Telefonica, Inc., as Guarantors, certain Lenders parties thereto, Citibank, N.A. ("Citibank"), as Agent for the Lenders, Bank of America National Trust and Savings Association, as syndication agent, and The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as documentation agents, and hereby gives you notice, irrevocably, pursuant to
Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:

(A)      Date of Competitive Bid Borrowing   ________________________
(B)      Amount of Competitive Bid Borrowing ________________________
(C)      [Maturity Date] [Interest Period]   ________________________
(D)      Interest Rate Basis                 ________________________
(E)      Interest Payment Date(s)            ________________________
(F)      ___________________                 ________________________
(G)      ___________________                 ________________________
(H)      ___________________                 ________________________


                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

                                     B-2-2

         (a) the representations and warranties contained in Section 4.01 are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

         (b) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

         (c) no event has occurred and no circumstance exists as a result of which the information concerning the undersigned that has been provided to the Agent and each Lender by the undersigned in connection with the Credit Agreement would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and

         (d) the aggregate amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

         The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                   Very truly yours,

                                   TELECOMUNICACIONES DE PUERTO RICO, INC.


                                   By  ________________________________________
                                       Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Five-Year Credit Agreement dated as of March 2, 1999 (as amended or modified from time to time, the "Credit Agreement") among Telecomunicaciones de Puerto Rico, Inc., a Puerto Rico corporation, as Borrower, Puerto Rico Telephone Company, Inc. and Celulares Telefonica, Inc., as Guarantors, the Lenders (as defined in the Credit Agreement), Citibank, N.A. as agent for the Lenders (the "Agent"), Bank of America National Trust and Savings Association, as syndication agent, and The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as documentation agents. Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Revolving Credit Advances owing to the Assignee will be as set forth on
Schedule 1 hereto.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Credit Notes held by the Assignor and requests that the Agent exchange such Revolving Credit Note or Notes for new Revolving Credit Note or Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1 hereto.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights, other than rights of indemnification under Section 9.04 of the Credit Agreement or otherwise relating to a time prior to the Effective Date hereof, and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of
Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance


Percentage interest assigned:                                     _____%

Assignee's Commitment:                                            $__________

Aggregate outstanding principal amount of
Revolving Credit Advances assigned:                               $__________

Principal amount of Revolving Credit Note payable to Assignee:    $__________

Principal amount of Revolving Credit Note payable to Assignor:    $__________

Effective Date(1):                  _______________, ____


                             [NAME OF ASSIGNOR], as Assignor

                             By                ________________________________
                                               Title:

                             Dated:  _______________, ____


                             [NAME OF ASSIGNEE], as Assignee

                             By                ________________________________
                                               Title:

                             Dated:  _______________, ____

(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent

                                              Domestic Lending Office:
                                                       [Address]

                                              Eurodollar Lending Office:
                                                       [Address]

Accepted this
____ day of __________, ____

Citibank, N.A., as Agent

By       ___________________________________
         Title:

Approved this ___ day
of __________, ____

TELECOMUNICACIONES DE PUERTO RICO, INC.

By       ___________________________________
         Title:

                                                             EXHIBIT F - FORM OF
                                                              OPINION OF COUNSEL
                                                            FOR THE LOAN PARTIES


                                           __________ __, 1999


To       each of the Lenders parties to the
         Five-Year Credit Agreement dated as
         of March 2, 1999 among
         Telecomunicaciones de Puerto Rico,
         Inc., Puerto Rico Telephone
         Company, Inc., Celulares
         Telefonica, Inc., said Lenders and
         Citibank, N.A., as Agent for said
         Lenders, and to Citibank, N.A., as
         Agent


                    Telecomunicaciones de Puerto Rico, Inc.,
                       Puerto Rico Telephone Company, Inc.
                         and Celulares Telefonica, Inc.

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 3.01(g)(iv) of the Five-Year Credit Agreement, dated as of March 2, 1999 (the "Credit Agreement"), among Telecomunicaciones de Puerto Rico, Inc. (the "Borrower"), Puerto Rico Telephone Company, Inc. ("Wireless"), Celulares Telefonica, Inc. ("Wireline"), the Lenders parties thereto, Citibank, N.A., as Agent for said Lenders, Bank of America National Trust and Savings Association, as syndication agent, and The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as documentation agents. Terms defined in the Credit Agreement are used herein as therein defined.

         I am Counsel for the Borrower and I have acted as counsel for the Borrower, Wireline and Wireless in connection with the preparation, execution and delivery of the Credit Agreement.

         In that connection, I, or attorneys under my direction, have examined:

(1)      The Credit Agreement.

(2) The documents furnished by the Borrower pursuant to Section 3.01 of the Credit Agreement.

(3) The Articles of Incorporation or equivalent organizational document of each of the Loan Parties and all amendments thereto (the "Charters").

(4) The by-laws of each of the Loan Parties and all amendments thereto (the "By-laws").

(5) A certificate of the [Secretary of State] of Puerto Rico dated _______ __, 1999, attesting to the continued corporate existence and good standing of the Borrower in that [State].

(6) A certificate of the [Secretary of State] of Puerto Rico, dated _______ __, 1999, attesting to the continued corporate existence and good standing of Wireline in that [State].

(7) A certificate of the [Secretary of State] of Puerto Rico, dated ________, 1999, attesting to the continued corporate existence and good standing of Wireless in that [State].

In addition, I, or attorneys under my direction, have examined the originals, or copies certified to my satisfaction, of such other corporate records of each of the Loan Parties, certificates of public officials and of officers of each of the Loan Parties, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Loan Parties or their respective officers or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.

                  My opinions expressed below are limited to the law of the State of New York, the law of the [state] of Puerto Rico and the Federal law of the United States.

                  Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

                  1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the [State] of Puerto Rico.

2. Wireline is a corporation duly organized, validly existing and in good standing under the laws of the [State] of Puerto Rico.

3. Wireless is a corporation duly organized, validly existing and in good standing under the laws of the [State] of Puerto Rico.

4. The execution, delivery and performance by the Loan Parties of the Credit Agreement and the Notes, and the consummation of the transactions contemplated thereby, are within the Loan Parties' corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws of any of the Loan Parties, (ii) any law, rule or regulation applicable to any of the Loan Parties, or (iii) to the best of my knowledge, after due inquiry, any material contractual or material legal restriction contained in any document to which any of the Loan Parties is a party or relating to or affecting any of their properties. The Credit Agreement and the Notes have been duly executed and delivered on behalf of each of the Loan Parties party thereto.

5. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or, to the best of my knowledge, after due inquiry, any other third party is required for the due execution, delivery and performance by the Loan Parties of the Credit Agreement and the Notes.

6. Assuming the due execution and delivery of the Credit Agreement by the Agent and the Lenders, the Credit Agreement is, and after giving effect to the initial Borrowing, the Notes will be, legal, valid and binding obligations of each of the Loan Parties enforceable against each of the Loan Parties in accordance with their respective terms.

7. To the best of my knowledge, there are no pending or overtly threatened actions or proceedings against any of the Loan Parties or any of their respective Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby or that are likely to have a Materially Adverse Effect.

         The opinions set forth above are subject to the following qualifications:

                  (a) My opinion in paragraph 6 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

                  (b) My opinion in paragraph 6 above as to enforceability is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                  (c) I express no opinion as to (i) Section 2.15 of the Credit Agreement insofar as it provides that any Lender purchasing a participation from another Lender pursuant thereto may exercise set-off or similar rights with respect to such participation, (ii) the enforceability of the indemnification provisions set forth in Section
         9.04 of the Credit Agreement to the extent enforcement thereof is contrary to public policy regarding the exculpation of criminal violations, intentional harm and acts of gross negligence or recklessness, and (iii) the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.

         A copy of this opinion letter may be delivered by any of you to any Person that becomes a Lender in accordance with the provisions of the Credit Agreement. Any such Lender may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Lender on the date hereof.

         This opinion letter speaks only as of the date hereof. I expressly disclaim any responsibility to advise you or any other Lender who is permitted to rely on the opinions expressed herein as specified in the next preceding paragraph of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any Lender relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.

                                       Very truly yours,

                                                                  EXECUTION COPY

                                U.S. $500,000,000

                           FIVE-YEAR CREDIT AGREEMENT

                            Dated as of March 2, 1999

                                      Among

                     TELECOMUNICACIONES DE PUERTO RICO, INC.

                                  as Borrower,

                       PUERTO RICO TELEPHONE COMPANY, INC.
                                       and
                           CELULARES TELEFONICA, INC.

                                 as Guarantors,

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders,

                                 CITIBANK, N.A.

                            as Administrative Agent,

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                              as Syndication Agent,

                            THE CHASE MANHATTAN BANK
                                       and
                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                             as Documentation Agents

                                       and

                            SALOMON SMITH BARNEY INC.

                        as Lead Arranger and Book Manager

                                TABLE OF CONTENTS


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                                                                           Page

   SECTION 1.01 Certain Defined Terms ....................................     1
   SECTION 1.02 Computation of Time Periods...............................    17
   SECTION 1.03 Accounting Terms..........................................    17

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

   SECTION 2.01 The Revolving Credit Advances.............................    17
   SECTION 2.02 Making the Revolving Credit Advances......................    17
   SECTION 2.03 The Competitive Bid Advances..............................    19
   SECTION 2.04 Fees......................................................    23
   SECTION 2.05 Optional Termination or Reduction of the Commitments......    23
   SECTION 2.06 Repayment of Revolving Credit Advances....................    24
   SECTION 2.07 Interest..................................................    24
   SECTION 2.08 Interest Rate Determination...............................    25
   SECTION 2.09 Optional Conversion of Revolving Credit Advances..........    26
   SECTION 2.10 Optional Prepayments of Revolving Credit Advances.........    26
   SECTION 2.11 Increased Costs...........................................    27
   SECTION 2.12 Illegality................................................    28
   SECTION 2.13 Payments and Computations.................................    28
   SECTION 2.14 Taxes.....................................................    29
   SECTION 2.15 Sharing of Payments, Etc..................................    32
   SECTION 2.16 Use of Proceeds...........................................    33

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

   SECTION 3.01 Conditions Precedent to Effectiveness of Sections
    2.01 and 2.03.........................................................    33
   SECTION 3.02 Conditions Precedent to Each Revolving Credit Borrowing...    36
   SECTION 3.03 Conditions Precedent to Each Competitive Bid Borrowing....    36
   SECTION 3.04 Determinations Under Section 3.01.........................    37

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

   SECTION 4.01 Representations and Warranties of the Borrower............ 37

                                    ARTICLE V

                          COVENANTS OF THE LOAN PARTIES

   SECTION 5.01 Affirmative Covenants..................................... 39
   SECTION 5.02 Negative Covenants........................................ 42
   SECTION 5.03 Financial Covenants....................................... 45

                                   ARTICLE VI

                                EVENTS OF DEFAULT

   SECTION 6.01 Events of Default......................................... 45

                                   ARTICLE VII

                                    GUARANTY

   SECTION 7.01 Guaranty; Limitation of Liability......................... 49
   SECTION 7.02 Guaranty Absolute......................................... 50
   SECTION 7.03 Waiver.................................................... 51
   SECTION 7.04 Continuing Guaranty; Assignments.......................... 51
   SECTION 7.05 Subrogation............................................... 51

                                  ARTICLE VIII

                                    THE AGENT

   SECTION 8.01 Authorization and Action ................................. 52
   SECTION 8.02 Agent's Reliance, Etc..................................... 52
   SECTION 8.03 Citibank and Affiliates................................... 53
   SECTION 8.04 Lender Credit Decision.................................... 53
   SECTION 8.05 Indemnification........................................... 53

   SECTION 8.06 Successor Agent........................................... 54

   SECTION 8.07 Other Agents.............................................. 54
                                   ARTICLE IX

                                  MISCELLANEOUS

   SECTION 9.01 Amendments, Etc........................................... 55
   SECTION 9.02 Notices, Etc.............................................. 56
   SECTION 9.03 No Waiver; Remedies....................................... 56
   SECTION 9.04 Costs and Expenses........................................ 56
   SECTION 9.05 Right of Set-off.......................................... 58
   SECTION 9.06 Binding Effect............................................ 58
   SECTION 9.07 Assignments and Participations............................ 59
   SECTION 9.08 Nondisclosure............................................. 62
   SECTION 9.09 Governing Law............................................. 62
   SECTION 9.10 Execution in Counterparts................................. 63
   SECTION 9.11 Jurisdiction, Etc......................................... 63
   SECTION 9.12 Waiver of Jury Trial...................................... 64

Schedules
Schedule I - List of Applicable Lending Offices
Schedule 3.01(b) - Material Adverse Changes
Schedule 3.01(c) - Disclosed Litigation
Schedule 5.02(a) - Existing Liens
Schedule 5.02(d) - Existing Subsidiary Debt
Exhibits
Exhibit  A-1 - Form of Revolving Credit Note
Exhibit  A-2 - Form of Competitive Bid Note
Exhibit  B-1 - Form of Notice of Revolving Credit Borrowing
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Exhibit  B-2 - Form of Notice of Competitive Bid Borrowing
Exhibit  C - Form of Assignment and Acceptance
Exhibit  D - Form of Solvency Certificate
Exhibit E - Form of Opinion of New York Counsel for the Loan Parties Exhibit F - Form of Opinion of Puerto Rico Counsel for the Loan
             Parties